EXHIBIT (10-11)

Summary of the Company’s Business Growth Program and related correspondence and terms and conditions.

BUSINESS GROWTH PROGRAM SUMMARY

The Business Growth Program (“BGP”) is a part of The Procter & Gamble Company’s (the “Company”) long-term incentive compensation and is designed to provide additional focus on key Company measures for top executives with senior management responsibility for total Company results. BGP Awards are made pursuant to authority delegated to the Compensation & Leadership Development Committee (the “C&LD Committee”) by the Board of Directors for determining compensation for the Company’s principal officers and for making awards under the Procter & Gamble 2001 Stock and Incentive Compensation Plan (the “2001 Plan”) and successor stock plans.

I.	ELIGIBILITY

The Chairman of the Board and Chief Executive Officer and those principal officers at Band 7 or above recommended by management and approved by the C&LD Committee are eligible to participate.

II.	CALCULATION

BGP Three-Year Awards are based on a three-year performance period starting on July 1 and ending on June 30 three years later (“Performance Period”). The total BGP Three-Year Award will be made in up to three payments with the possibility of Interim Payments at the conclusion of the first and/or second years of any Performance Period and a Final Payment at the end of the Performance Period. The amount of each BGP Three-Year Award (including any Interim or Final Payments) is based on the Company’s performance in each of the following categories (each a “Performance Category”):

Earnings per share (EPS) growth

Organic sales growth

Before-tax operating profit

Free cash flow efficiency

The C&LD Committee compares the Company’s results in each Performance Category for the first year, for cumulative results of the first two years and for cumulative results of the entire Performance Period to certain pre-established targets set by the C&LD Committee based on the fiscal year preceding the Performance Period (the “Performance Goals”). Based on these comparisons, the C&LD Committee creates a performance factor (a “Performance Factor”) for each Performance Category between 0% to 200% (e.g., an “EPS Factor,” “Sales Factor,” “Profit Factor” and “Cash Flow Factor,” respectively).

In all cases, the C&LD Committee retains discretion to determine whether certain of the Performance Categories should be included or excluded from BGP payment calculations. The C&LD Committee also has discretion to change the duration of the Performance Period, as appropriate, and may reduce any payment if it determines that such payout is inconsistent with long-term shareholders’ interests.

•	BGP Three-Year Awards are calculated so that each Performance Category has equal weighting and pays out individually using the formula set forth below.

•

BGP Target Awards are based on a multiple of each participant’s base salary at the beginning of any Performance Period. For the Chairman of the Board and Chief Executive Officer, the Target Award is equal to twice base salary multiplied by three. For all others, the Target Award is annual base salary multiplied by three. Individuals who become eligible for BGP during a Performance Period will participate for one, two or three years depending on the timing of their eligibility. Their BGP Target Award will be determined as described above using base salary when participation begins, and multiplied by the number of years of participation in that Performance Period. Each BGP Three-Year Award is calculated in four separate segments as follows:

1/4 of BGP Target Award	×	EPS Factor	=	EPS Award
1/4 of BGP Target Award	×	Sales Factor	=	Sales Award
1/4 of BGP Target Award	×	Profit Factor	=	Profit Award
1/4 of BGP Target Award	×	Cash Flow Factor	=	Cash Flow Award

•

Interim Payments may be made at the end of the first year of the Performance Period and/or at the end of the first two years of the Performance Period combined, depending on the Company’s performance results during those periods. Interim Payments are calculated using the same Performance Categories described above, however the Performance Factor will be zero if performance is below target and 100% if performance is at or above target. No Interim Payments will be made for any Performance Category that does not meet or exceed the Performance Goal for that Performance Category during the applicable interim period.

Interim Payment 1 for the first year and Interim Payment 2 for cumulative results of years 1 and 2 will be calculated as:

1/4 of BGP Target Award	×	EPS Factor (0 or 100%)	=		EPS Award
1/4 of BGP Target Award	×	Sales Factor (0 or 100%)	=	+	Sales Award
1/4 of BGP Target Award	×	Profit Factor (0 or 100%)	=	+	Profit Award
1/4 of BGP Target Award	×	Cash Flow Factor (0 or 100%)	=	+	Cash Flow Award

Total
				÷	3

Interim Payment

•	Final BGP Payment for the cumulative results of the Performance Period:

1/4 of BGP Target Award	×	EPS Factor	=		EPS Award
1/4 of BGP Target Award	×	Sales Factor	=	+	Sales Award
1/4 of BGP Target Award	×	Profit Factor	=	+	Profit Award
1/4 of BGP Target Award	×	Cash Flow Factor	=	+	Cash Flow Award

Prorated if separated prior to the end of the Performance Period (see Section V below)				g	Total
				-	value of Interim Payment 1 on its payment date
				-	value of Interim Payment 2 on its payment date

Final Payment

If the calculated BGP Three-Year Award is less than the sum of the Interim Payments, each participant will be required to return the overpayment to the Company.

At the beginning of the Performance Period, the C&LD Committee approves a BGP annual award pool for each fiscal year of that Performance Period with a cash value equal to a percentage of basic net earnings multiplied by the number of common shares outstanding, and the C&LD Committee sets a limit on the portion of that pool which can be awarded to each of the Named Executive Officers subject to Section 162(m) of the Internal Revenue Service code. This ensures that any BGP payments made to such executives are fully tax deductible by the Company.

III.	TIMING AND FORM

The Final BGP Payments are delivered on or about September 15th following the Performance Period and Interim Payments, if any, are delivered on or about September 15th following the fiscal year just completed. Interim Payments will be delivered in 25% cash and 75% restricted stock units that are forfeitable until the payment date following expiration of the Performance Period after which time they will deliver in shares unless the participant has elected to defer receipt of shares. The Final BGP Payment, if payable, will be delivered in cash. Participants may elect, in lieu of the cash portion of Interim Payments or the Final BGP Payment, to receive restricted stock units, deferred compensation, or stock options (for special situations approved by the Committee). Any Payments or portion of a BGP Payment paid in restricted stock units, stock options, or other equity shall be awarded pursuant to this program and subject to the terms and conditions of the 2001 Plan or any successor stock plan approved in accordance with applicable listing standards, as they may be revised from time to time.

The award form choices and relevant considerations are explained in payment preference materials generally in the form of Appendix 1. Participants receive written notice of their award detailing the calculation, generally in the form of Appendix 2. The grant letters are generally in the form of Appendix 3.

IV.	INTERIM PAYMENTS ARE SUBJECT TO RECOUPMENT

In general, any Interim Payments are subject to recoupment if the BGP Three-Year Award calculated for an individual, based on the Company’s results during the Performance Period, is less than the total of the Interim Payments. To recoup this money, the Company will first cancel a sufficient number of outstanding RSUs awarded pursuant to BGP. If there are not enough outstanding RSUs to recoup the monies owed, the Company will require the individual to repay the difference in cash. The value of RSUs to be recouped will be the value of those RSUs on or about September 15th following the Performance Period.

V.	SEPARATION FROM THE COMPANY

No Interim Payments will be made to any individual after separation from the Company. If the BGP Three-Year Award prorated for an individual who has separated from the Company exceeds the amount of Interim Payments received, any Final Payment will be made in cash. The BGP Three-Year Award will be prorated based on the number of years of participation in a Performance Period as follows:

•	Retirement, death or disability:

•	The individual receives a year of participation credit for any fiscal year completed.

•

The Chairman of the Board and Chief Executive Officer may allow a full year participation credit for any fiscal year not completed (typically receive participation credit if worked more than six months in the year).

•

The individual will retain any RSUs awarded pursuant to BGP until the payment date following the end of the Performance Period, at which time some or all may be forfeited if the recoupment of Interim Payments is necessary pursuant to Section IV above. If no recoupment is necessary, these RSUs will deliver in shares.

•	Special Separation (less than age 55 and therefore not eligible for regular retirement):

•	The individual only receives a year of participation credit for any fiscal year completed.

•

The individual will retain any RSUs awarded pursuant to BGP until the payment date following the end of the Performance Period, at which time some or all may be forfeited if the recoupment of Interim Payments is necessary pursuant to Section IV above. If no recoupment is necessary, these RSUs will deliver in shares.

•	Voluntary resignation or termination for cause:

•	The individual is only eligible for a BGP Three-Year Award if they work until the end of the Performance Period.

•

If the individual separates prior to the end of the Performance Period, no further payments will be made, and all outstanding RSUs for that Performance Period will be forfeited. Recoupment of any Interim Payments will be made pursuant to Section IV above.

VI.	CHANGE IN CONTROL

Notwithstanding the foregoing, if there is a Change in Control in any fiscal year, BGP Three-Year Awards and Interim Payments will be calculated in accordance with Section II above, but each Performance Factor will be calculated using the period from the beginning of the fiscal year in which a Change in Control occurred up to and including the date of such Change in Control (“CIC Period”) and each target will be prorated at the time of Change in Control. “Change in Control” shall have the same meaning as defined in the 2001 Stock and Incentive Compensation Plan.

VII.	GENERAL TERMS AND CONDITIONS

It shall be understood that this plan does not give to any officer or employee any contract rights, express or implied, against any Company for any BGP Three-Year Award, Interim Payment, or future Interim Payment or BGP Three-Year Award, or for compensation in addition to the salary paid to him or her, or any right to question the action of the Board of Directors or the C&LD Committee.

Each award made to individuals at Band 7 and above made pursuant to this plan is subject to the Senior Executive Recoupment Policy adopted by the Committee in December 2006.

This program document may be amended at any time by the C&LD Committee.

September 22, 2008

Appendix 1: Payment Materials for BGP Awards

[DATE]

[NAME]

Subject: Preferences for [YEAR] BGP Payments and Deferred Compensation Choices

Your choices for the awards are:

September [YEAR] BGP Award

Year 1 or 2 of Performance Period (Interim Payments)

•	[ ]-Year Restricted Stock Units (75% of Interim Payment required in this form)

•	Cash, Restricted Stock Units – no forfeiture provision, or Deferred Compensation (25% of Interim Payment subject to this election)

Year 3 of Performance Period (Final Payment)

•	Cash, Restricted Stock Units – no forfeiture provision, or Deferred Compensation (100% of Final Payment subject to this election)

Attached you will find an election form to be returned to [NAME].

Please keep the following in mind as you consider your choices:

•	It is recommended that you consult legal/tax/financial advisors to determine the appropriate award form(s) for your personal situation.

•	While your selection will be given consideration, it is not binding on the Company until approved by the Compensation & Leadership Development Committee of the Board of Directors.

IF YOU MISS THE [DATE] DEADLINE, YOU WILL RECEIVE THE DEFAULT (CASH).

[NAME]

[YEAR] BGP AWARD FORM PREFERENCES

[YEAR] Payment BGP Award Payable [YEAR] Preference Selection

(Complete for 25% of Interim Payment for Year 1 or 2 of Performance Period)

[ ] – Year Restricted Stock Units (if you leave The Company within [ ] years of grant due to Voluntary resignation or termination for Cause, you forfeit these units)	75% (required)	(Select year you want shares delivered, e.g., [ ] years after grant date, any year later than [ ] years after grant date, or one year after retirement)
Cash	%
Restricted Stock Units	%	(Select year you want shares delivered, e.g., [YEAR], or one year after retirement)
Deferred Compensation	%
Total	100%

[YEAR] Payment BGP Award Payable [YEAR] Preference Selection (Complete for 100% of Final Payment for Year 3 of Performance Period)

[ ] – Year Restricted Stock Units	%	(Select year you want shares delivered, e.g., [ ] years after grant date, any year later than [ ] years after grant date, or one year after retirement)
Cash	%
Restricted Stock Units	%	(Select year you want shares delivered, e.g., [YEAR], or one year after retirement)
Deferred Compensation	%
Total	100%

•	You must be an active employee as of the award date to receive any non-cash award.

•

Any election by you to delay the settlement date of your RSUs does not in any way alter or amend the terms of The Procter & Gamble Stock and Incentive Compensation Plan and/or the Statement of Terms and Conditions for Restricted Stock Units pursuant to which the subject RSUs were granted.

•

Your signature below indicates your agreement that any awards granted or paid pursuant to the STAR and/or BGP programs will be subject to the terms of the Senior Executive Officer Recoupment Policy. This Policy provides that in the event of a significant restatement of financial results, if compensation paid pursuant to STAR and/or BGP would have been lower based on restated results, the Compensation and Leadership Development Committee may seek to recoup from the senior executive officers some or all of the compensation paid pursuant to STAR and/or BGP. A copy of the policy is available from [NAME].

•	All elections are irrevocable after [DATE].

Signature	Date

Return form to [NAME]

Appendix 2: BGP Award Letter (Three-Year Award example)

[DATE]

TO:	[NAME]

Final BGP Payment for the cumulative results of the Performance Period:

1/4 of BGP Target Award	×	EPS Factor	=		EPS Award
1/4 of BGP Target Award	×	Sales Factor	=	+	Sales Award
1/4 of BGP Target Award	×	Profit Factor	=	+	Profit Award
1/4 of BGP Target Award	×	Cash Flow Factor	=	+	Cash Flow Award

Prorated if separated prior to the end of the Performance Period				g	Total

				-	Interim Payment 1
				-	Interim Payment 2

Final Payment

Your final BGP award is $[NUMBER]. Your award will be delivered in the form shown below which you designated in your previous election(s). Your award will be paid on September 15.

Payment Preference

Cash:	$[NUMBER]
RSUs:	[NUMBER]
Deferred Compensation	$[NUMBER]

Thank you for your leadership in achieving outstanding business and organizational results during the past three years.

[NAME]

Appendix 3: Grant Letter for BGP Award in Restricted Stock Units

[DATE]

[NAME]

Subject: Award of Restricted Stock Units – BGP [[    ]-Year / Elected]

This is to advise you that The Procter & Gamble Company, an Ohio corporation, is awarding you with Restricted Stock Units, on the dates and in the amounts listed below, pursuant to The Procter & Gamble 2001 Stock and Incentive Compensation Plan, and subject to the attached Statement of Terms and Conditions Form [CODE]

Grant Date:	[DATE]
Forfeiture Date [for [ ]-Year RSUs only]:	[DATE]
Original Settlement Date:	[DATE]
Number of Restricted Stock Units:	[NUMBER]

Paragraph 3(a) of Statement of Terms and Conditions Form [CODE], under certain circumstances you may agree with The Procter & Gamble Company to delay the settlement of your Restricted Stock Units beyond the Original Settlement Date. You may want to consult your personal tax advisor before making a decision about this matter.

THE PROCTER & GAMBLE COMPANY

[NAME]

☐	I hereby accept the Award of Restricted Stock Units set forth above in accordance with and subject to the terms of The Procter & Gamble 2001 Stock and Incentive Compensation Plan and the attached Statement of Terms and Conditions for Restricted Stock Units, with which I am familiar. I agree that the Award of Restricted Stock Units, the Procter & Gamble 2001 Stock and Incentive Compensation Plan, and the attached Statement of Terms and Conditions for Restricted Stock Units together constitute an agreement between the Company and me in accordance with the Terms thereof and hereof, and I further agree that any legal action related to this Award of Restricted Stock Units may be brought in any federal or state court located in Hamilton County, Ohio, USA, and I hereby accept the jurisdiction of these courts and consent to service of process from said courts solely for legal actions related to this Award of Restricted Stock Units.

☐	I hereby reject the Award of Restricted Stock Units set forth above.

Date	Signature